UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2013

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2013, Lawrence Needleman, a member of the Board of Directors (the “Board”) of RCM Technologies, Inc. (the “Company”), announced that he will retire from the Board following the 2013 Annual Meeting of Stockholders, to be held on December 5, 2013.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 18, 2013, the Board adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) to (i) de-classify the Company’s Board of Directors so that, beginning with directors elected at the 2013 Annual Meeting of Stockholders, directors shall serve terms of one year and until such directors’ successors have been elected and qualified and (ii) adopt a majority vote standard (rather than the current plurality standard) for the election of directors in uncontested elections.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete amendments of the Bylaws, a copy of which is filed as Exhibit 3 to this Current Report on Form 8-K.

Item 9.01          Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit Number
3	Amendment to the Company’s Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: October 21, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3	Amendment to the Company’s Bylaws.

  3